Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44617, 333-72523, 333-44314, 333-56688, 333-58838, 333-87594, 333-101087) and Form S-8 (Nos. 333-111320 (2002 Stock Plan), 333-30963 (1997 Stock Incentive Plan), 333-30965 (1997 Non-employees Directors Stock Option Plan), 333-61721 (1998 Savings/Retirement Plan), 333-45228 (2000 Stock Incentive Plan), 333-45230 (2000 Non-employees Directors Stock Option Plan), 333-84592 (2002 Stock Plan), 333-2994 (1994 and 1995 Outside Director Stock Option Plan), 333-66946 (1993 Employee Stock Purchase Plan), 33-70338 (1993 Stock Option Plan) of PLATO Learning, Inc. of our report dated February 20, 2003 relating to the financial statements of Lightspan, Inc. and Subsidiaries for the year ended January 31, 2003, which appears in the Current Report on Form 8-K/A of PLATO Learning, Inc. dated on or about January 6, 2004.

/s/ ERNST & YOUNG LLP

San Diego, California
January 6, 2004